UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 21, 2025
Date of Report (Date of earliest event reported)
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QT Imaging Holdings, Inc.
(Exact name of Registrant as Specified in Charter)
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Delaware	001-40839	86-1728920
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation or Organization)	File Number)	Identification Number)

3 Hamilton Landing, Suite 160
Novato, CA 94949
(Address of principal executive offices, including Zip Code)
(650) 276-7040
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.0001 per share	QTIH[1]	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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1QT Imaging Holdings, Inc. (the “Company”) has received written notice from The Nasdaq Stock Market LLC (“Nasdaq”) that it has commenced proceedings to delist the Company’s common (ticker symbol: QTI) from Nasdaq, and suspended trading in the Company’s common stock pending the completion of such proceedings. As a result, effective January 28, 2025, the Company’s common stock commenced trading in the over-the-counter market under the symbol “QTIH”, and the trading of the common stock was upgraded to the OTCQB Venture Market on March 11, 2025.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 21, 2025 (the “Grant Date”), the Board of Directors (the “Board”) of QT Imaging Holdings, Inc. (the “Company”), upon the recommendation of the Compensation Committee of the Board, approved the grant to Dr. Raluca Dinu, the Company’s Chief Executive Officer, under the Company’s 2024 Equity Incentive Plan (the “Plan”), of options to purchase an aggregate of 308,750 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at an exercise price per share of Common Stock equal to $0.6650 (the “Dinu Options”), comprised of an option to purchase 75,000 shares of Common Stock (the “Dinu Officer Grant”) and an option to purchase 233,750 shares of Common Stock (the “Dinu Director Grant”). Each of the Dinu Officer Grant and the Dinu Director Grant will be an “incentive stock option” to the maximum extent permitted by the Internal Revenue Code limits and otherwise will be a “non-qualified stock option”. The Dinu Options will be subject to the terms of the Plan and its applicable form of option grant notice and agreement as previously disclosed by the Company (the “Option Agreement”). The Option Agreement provides that the Dinu Officer Grant, which may only be exercised for vested shares, will become vested and immediately exercisable on February 15, 2026 with respect to 25,000 of the shares subject to the Dinu Officer Grant, and the remaining 50,000 shares will vest and become exercisable in eight equal quarterly installments occurring on each subsequent May 15, August 15, November 15, and February 15, with the Dinu Officer Grant being fully vested and exercisable on May 15, 2028, subject to Dr. Dinu’s continued services with the Company through the applicable vesting dates. Further, the Option Agreement provides that the Dinu Director Grant, which may only be exercised for vested shares, will vest and become exercisable in four equal quarterly installments beginning on May 15, 2025 and continuing on each of August 15, 2025, November 15, 2025, and February 15, 2026, with the Dinu Director Grant being fully vested and exercisable on February 15, 2026, subject to Dr. Dinu’s continued services with the Company through the applicable vesting dates.
Also on the Grant Date, the Board, upon the recommendation of the Compensation Committee of the Board, approved the grant to Anastas Budagov, the Company’s Chief Financial Officer, under the Plan, of options to purchase 50,000 shares of the Company’s Common Stock, at an exercise price per share of Common Stock equal to $0.6650 (the “Budagov Option”). The Budagov Option will be an “incentive stock option” to the maximum extent permitted by the Internal Revenue Code limits and otherwise will be a “non-qualified stock option”. The Budagov Option will be subject to the terms of the Plan and the Option Agreement as previously disclosed by the Company. The Option Agreement provides that the Budagov Option, which may only be exercised for vested shares, will become vested and immediately exercisable on February 15, 2026 with respect to 16,667 of the shares subject to the Budagov Option, and the remaining 33,333 shares will vest and become exercisable in eight equal quarterly installments occurring on each subsequent May 15, August 15, November 15, and February 15, with the Budagov Option being fully vested and exercisable on May 15, 2028, subject to Mr. Budagov’s continued services with the Company through the applicable vesting dates.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 23, 2025	QT Imaging Holdings, Inc.
		By:	/s/ Raluca Dinu
		Name:	Raluca Dinu
		Title:	Chief Executive Officer